Exhibit10.3

LIMITED CONSENT AND FIRST AMENDMENT
TO ABL CREDIT AGREEMENT
This LIMITED CONSENT AND FIRST AMENDMENT TO ABL CREDIT AGREEMENT (this “Amendment”), is made and entered into as of March 9, 2020, by and among Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party to the Amendment (collectively, the “Guarantors”), the financial institutions party to this Amendment (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), a Swing Line Lender and an L/C Issuer.
A.    The Borrower has entered into that certain ABL Credit Agreement, dated as of October 2, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto and the Administrative Agent;
B.    The Borrower has advised the Administrative Agent and the Lenders that it intends to acquire all of the issued and outstanding shares of capital stock of C&J Well Services, Inc., a Delaware corporation (“C&J Well Services”), pursuant to the C&J Acquisition Agreement (as defined herein) (the “C&J Acquisition”).
C.    In connection with the C&J Acquisition, the Borrower has advised the Administrative Agent and the Lenders that (i) Ascribe III Investments LLC, a Delaware limited liability company (“Ascribe”), will transfer, for the benefit and account of the Borrower, certain Senior Notes held by Ascribe to NexTier Holding Co., a Delaware corporation, as partial payment for the capital stock of C&J Well Services, and the Borrower will deliver to Ascribe Equity Interests (the “Exchange Transaction”) in the Borrower that will cause Ascribe to own greater than eighty percent (80%) of the aggregate Equity Interests of the Borrower (the “Change of Control Transaction”), and (ii) the Borrower will issue the Bridge Note (as defined below) to evidence a loan made by Ascribe to finance a portion of the C&J Acquisition.
D.    The Borrower and the parties hereto have agreed to reduce the Aggregate Commitments from $150,000,000 to $120,000,000.
E.    In consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Definitions. All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
2.    Amendments.
(a)    New Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:
“Ascribe” means Ascribe III Investments LLC, a Delaware limited liability company.

“BHC Act Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).
“Bridge Note” means that certain Senior Secured Promissory Note dated as of the First Amendment Effective Date, executed by the Borrower and payable to Ascribe, and guaranteed by the Guarantors, in the principal amount of $15,000,000.00.
“C&J Acquisition” means the Acquisition by the Borrower of all of the issued and outstanding shares of capital stock of C&J Well Services pursuant to the C&J Acquisition Agreement and the other related transactions contemplated thereby.
“C&J Acquisition Agreement” means that certain Purchase Agreement dated as of March 9, 2020, by and among the Borrower, Ascribe, NexTier and C&J Well Services and the related documents contemplated thereby.
“C&J Entities” means C&J Well Services, KVS Transportation, Inc., a California corporation, and Indigo Injection #3, LLC, a Texas limited liability company.
“C&J Well Services” means C&J Well Services, Inc., a Delaware corporation.
“Change of Control Transaction” has the meaning set forth in the First Amendment.
“Covered Entity” means (a) a “covered entity”, as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank”, as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI”, as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).
“Covered Party” has the meaning set forth in Section 10.25.
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Eligible Pledged Cash” means, at any date of determination, all of the available cash of the Loan Parties at such that date that (a) is subject to a first priority lien and exclusive control of the Administrative Agent, (b) does not constitute proceeds of Senior Notes Collateral (as defined in the Security Agreement) and (c) is held in a segregated and restricted Deposit Account (that is not a Senior Notes Collateral Account) established with the Administrative Agent.
“Exchange Transaction” has the meaning set forth in the First Amendment.
“First Amendment” means that certain Limited Consent and First Amendment to ABL Credit Agreement dated as of the First Amendment Effective Date by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means March 9, 2020.

“Make-Whole Payment” shall have the meaning set forth in the C&J Acquisition Agreement.
“NexTier” means NexTier Holding Co., a Delaware corporation.
“QFC” means a “qualified financial contract”, as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 10.25.
“Supported QFC” has the meaning set forth in Section 10.25.
(b)    Existing Definitions. Section 1.01 of the Credit Agreement is hereby amended by modifying the following existing definitions set forth therein as follows:
“Borrowing Base” means, on any date of determination, an amount equal to the lesser of (a) the Aggregate Commitments; or (b) the sum, without duplication, of the following:
(i)    85% of the Value of Eligible Accounts, plus
(ii)    the lesser of (A) 80% of the Value of Eligible Unbilled Accounts or (B) $30,000,000, plus
(iii)    100% of the Eligible Pledged Cash, minus
(iv)     the Availability Reserve.
No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the ordinary course of business until completion of applicable field examinations satisfactory to Administrative Agent (which shall not be included in the limits provided in Section 6.10(b)); provided that, until a field examination with respect to the Accounts owing to the C&J Entities reasonably satisfactory to Administrative Agent is received by Administrative Agent, the Accounts owing to the C&J Entities which qualify as Eligible Accounts shall be temporarily included in the Borrowing Base in an amount equal to 80% of the Value of such Eligible Accounts of the C&J Entities; provided, further, that if such reasonably satisfactory field examination is not received on or prior to the date that is ninety (90) days after the First Amendment Effective Date, no Eligible Accounts of C&J Well Services shall be included in the Borrowing Base until such satisfactory field examination has been received by the Administrative Agent.
“Cash Dominion Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of (x) 12.5% of the Borrowing Base or (y) $15,000,000, and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has at all times exceeded the greater of (i) 12.5% of the Borrowing Base or (ii) $15,000,000.
“Consolidated Fixed Charges” means (a) the sum of (i) Consolidated Interest Charges (other than payment-in-kind or amortization of fees and other non-cash items treated as interest in accordance with GAAP), (ii) scheduled principal payments and voluntary prepayments made on borrowed money (including purchase money Indebtedness, Attributable Indebtedness and the deferred purchase price of property or services), (iii) Restricted Payments made, (iv) any reimbursement paid by a Loan Party for the Make-Whole Payment, and (v) repayments of the Bridge Note not using proceeds from the sale of fixed assets constituting collateral for the Senior Notes. For the avoidance of doubt, repayments of the Bridge Note solely using proceeds from the sale of fixed assets constituting collateral for the Senior Notes shall not be Consolidated Fixed Charges.
“Financial Covenant Trigger Period” means the period (a) commencing on the day that Availability is less than the greater of 12.5% of the Borrowing Base or $15,000,000, and (b) continuing until, during each of the preceding 30 consecutive days, Availability has at all times exceeded the greater of 12.5% of the Borrowing Base or $15,000,000.
“Monthly Financial Reporting Trigger Period” means the period (a) commencing on the day that Availability is less than the greater of (i) 15% of the Borrowing Base or (ii) $18,000,000, and (b) continuing until, during each of the preceding 30 consecutive days, Availability has at all times exceeded the greater of (i) 15% of the Borrowing Base or (ii) $18,000,000.
“Payment Conditions” means, in the case of Acquisitions, prepayments of Indebtedness and Restricted Payments, that no Default or Event of Default has occurred and is continuing or would result therefrom and the following:
(a)    with respect to Acquisitions and prepayments of Indebtedness (other than any reimbursement for the Make-Whole Payment), either:
(i)    Availability shall be higher than the greater of (A) 20% of the Borrowing Base and (B) $24,000,000, in each case on a pro forma basis for each day during the consecutive 30-day period immediately preceding such transaction and after giving effect thereto as though such Acquisition or prepayment of Indebtedness (and any Loans being requested to fund any part thereof) had been made on the first day of such 30-day period; or
(ii)    both (A) the Pro Forma Consolidated Fixed Charge Coverage Ratio after giving effect to such transaction shall be greater than 1.00 to 1.00 for the most recently reported Measurement Period, and (B) Availability shall be higher than the greater of (1) 15% of the Borrowing Base and (2) $18,000,000, in the case of this subclause (B) on a pro forma basis for each day during the consecutive 30-day period immediately preceding such transaction and after giving effect thereto as though such Acquisition or prepayment of Indebtedness (and any Loans being requested to fund any part thereof) had been made on the first day of such 30-day period;
(b)    with respect to Restricted Payments and any reimbursement for the Make-Whole Payment, either:
(i)    Availability shall be higher than the greater of (A) 22.5% of the Borrowing Base and (B) $27,000,000, in each case on a pro forma basis for each day during the consecutive 30-day period immediately preceding such Restricted Payment or such reimbursement for the Make-Whole Payment and after giving effect thereto as though such Restricted Payment or such reimbursement for the Make-Whole Payment (and any Loans being requested to fund any part thereof) had been made on the first day of such 30-day period; or
(ii)    both (A) the Pro Forma Consolidated Fixed Charge Coverage Ratio after giving effect to such transaction shall be greater than 1.00 to 1.00 for the most recently reported Measurement Period, and (B) Availability shall be higher than the greater of (1) 17.5% of the Borrowing Base and (2) $21,000,000, in the case of this subclause (B) on a pro forma basis for each day during the consecutive 30-day period immediately preceding such Restricted Payment or such reimbursement for the Make-Whole Payment and after giving effect thereto as though such Restricted Payment or such reimbursement for the Make-Whole Payment (and any Loans being requested to fund any part thereof) had been made on the first day of such 30-day period.
(c)    in any case under (a) or (b) above, delivery to Administrative Agent at least three (3) Business Days and not more than five (5) Business Days prior to the date of the proposed Acquisition, prepayment of Indebtedness, Restricted Payment or any reimbursement for the Make-Whole Payment of a certificate of the Borrower signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower giving notice of the intent to consummate such Acquisition, prepayment of Indebtedness, Restricted Payment or such reimbursement for the Make-Whole Payment and certifying compliance with the applicable foregoing conditions (including calculations of Availability for the applicable days and, if applicable, of the Pro Forma Consolidated Fixed Charge Coverage Ratio).
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment; provided, that, for the avoidance of doubt, any payment or reimbursement made with respect to the Make-Whole Payment and the related $1,000,000 fee payable to Ascribe in connection with Ascribe’s agreement to make the Make-Whole Payment shall not be a Restricted Payment.
“Senior Notes” means (a) those certain 10.75% Senior Secured Notes due 2023 of the Borrower and (b) any Additional Notes (as defined in the Senior Notes Indenture) issued in lieu of any cash reimbursement with respect to the Make-Whole Payment.
“Weekly BBC Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of (x) 12.5% of the Borrowing Base or (y) $15,000,000and (b) continuing until, during each of the preceding 30 consecutive days, no Event of Default has existed and Availability has at all times exceeded the greater of (i) 12.5% of the Borrowing Base or (ii) $15,000,000.
(c)    Inspection Rights. Section 6.10(b) of the Credit Agreement is hereby amended to replace the reference to “$33,750,000” therein to “$27,000,000”.
(d)    Liens. Section 7.01(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(l)    Liens on property of the Borrower and the Guarantors not constituting Collateral securing Indebtedness permitted under Sections 7.02(g) and 7.02(o);
(e)    Senior Secured Notes. Clause (i) of Section 7.02(g) is hereby amended and restated in its entirety to read as follows:
(l)    the Senior Notes in an aggregate principal amount not to exceed the sum of (A) $300,000,000 plus (B) the aggregate principal amount of Senior Notes issued to Ascribe in lieu of any cash reimbursement with respect to the Make-Whole Payment;
(f)    Other Indebtedness. Section 7.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (l) thereof, (ii) replacing the “.” at the end of clause (m) thereof with an “;” and (iii) adding a new clauses (n) and (o) which shall read as follows:
(n)    Indebtedness in respect of the Make-Whole Payment; and
(o)    Indebtedness evidenced by the Bridge Note.
(g)    Investments. Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) replacing the “.” at the end of clause (j) thereof with an “;”and (iii) adding new clauses (k) and (l) which shall read as follows:
(k)    the C&J Acquisition; and
(l)    (i) C&J Well Services’ Investments as of the First Amendment Effective Date in North Dakota SWD Well #1, LLC, a North Dakota limited liability company, and (ii) Indigo Injection #3, LLC’s Investments as of the First Amendment Effective Date in Indigo Injection #3-1, LLC, a Delaware limited liability company.
(h)    Transactions with Affiliates. Section 7.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions solely between or among the Loan Parties, (b) compensation to, and the terms of any employment contracts with, individuals who are officers, managers or directors of the Loan Parties in the ordinary course of business, provided that, to the extent such approval is required, such compensation is approved by such Loan Party’s board of directors (or equivalent governing body), (c) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans in each case, as permitted by this Agreement, (d) Restricted Payments permitted pursuant to Section 7.06, (e) the Borrower’s Indebtedness in respect of the Make-Whole Payment, any reimbursement with respect thereto permitted pursuant to Section 7.14 and the related $1,000,000 fee payable to Ascribe in connection with Ascribe’s agreement to make the Make-Whole Payment, (f) the Change of Control Transaction, (g) the consummation of the Exchange Transaction, or (h) the Bridge Note (including any upfront or commitment fees in connection therewith).
(i)    Prepayments, Etc. of Indebtedness. Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.14    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b) regularly scheduled payments of principal of Indebtedness set forth on Schedule 7.02 (other than relating to the Bridge Note), (c) mandatory prepayments or redemptions of the Senior Notes as required under the Senior Notes Indenture as in effect on the date hereof, (d) refinancings, refundings, extensions or renewals of Indebtedness to the extent such refinancing, refunding, extension or renewal is permitted by Sections 7.02(d) or 7.02(g)(ii), as applicable, (e) the conversion to or exchange for Equity Interests of convertible or exchangeable debt securities, and customary payments in cash in lieu of fractional shares in connection therewith, (f) any other prepayments or redemptions with respect to Indebtedness not otherwise permitted pursuant to this Section 7.14; provided that, in the case of this clause (f), the applicable Payment Conditions are satisfied before and after giving effect thereto, (g) any reimbursement for the Make-Whole Payment so long as (i) such reimbursement is made through the issuance of additional Senior Notes or (ii) if such reimbursement is not made pursuant to clause (g)(i), the applicable Payment Conditions are satisfied before and after giving effect thereto, (h) the consummation of the Exchange Transaction, (i) prepayments of Indebtedness relating to the Bridge Note so long as (i) such prepayments are made solely with proceeds from the sale of fixed assets constituting collateral for the Senior Notes (including the repayment of Capitalized Leases relating to such fixed assets) and not with the proceeds of any Collateral or (ii) if such prepayments are not made pursuant to clause (i)(i), the applicable Payment Conditions are satisfied before and after giving effect thereto, and (j) prepayments of Indebtedness relating to the repayment of Capitalized Leases so long as (i) such prepayments are made solely with proceeds from the sale of fixed assets constituting collateral for the Senior Notes and not with the proceeds of any Collateral or (ii) if such prepayments are not made pursuant to clause (j)(i), the applicable Payment Conditions are satisfied before and after giving effect thereto.
(j)    Amendments, Etc. of Indebtedness. A new clause (c) is hereby added to Section 7.15 of the Credit Agreement to read as follows:

(c)    Amend, modify or change in any manner any term or condition of Bridge Note or any other material agreements, supplements and other documents executed in connection therewith, except for any amendments or modifications made to cure any ambiguity, defect or inconsistency.
(k)    Acknowledgment Regarding Supported QFCs. Article X of the Credit Agreement is hereby amended by adding a new Section 10.25, which shall read as follows:
10.25    Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(l)    Commitments and Applicable Percentages. The “Commitments and Applicable Percentages” table set forth on Schedule 1.01 to the Credit Agreement is amended and restated in its entirety as set forth on Schedule 1 attached hereto.
(m)    Borrowing Base Certificate. Exhibit J to the Credit Agreement is amended and restated in its entirety as set forth on Schedule 2 attached hereto.
3.    Assignment and Reallocation of Commitments. On the Amendment Effective Date (as defined below), each Lender hereby sells, assigns, transfers and conveys to the other Lenders,

and each Lender hereby purchases and accepts, so much of the Commitments and the outstanding Loans under the Credit Agreement such that immediately after giving effect to this Amendment, the Commitment of each Lender shall be as set forth on Schedule 2 hereto. The foregoing assignments, transfers and conveyances are without recourse to any Lender and without warranties whatsoever by Administrative Agent as to title, enforceability, collectability or freedom from liens and encumbrances, in whole or in part, other than the warranty of any such assigning Lender that it has not previously sold, transferred, conveyed, encumbered or assigned such interests.
4.    Limited Consent. In reliance upon the representations, warranties, covenants and agreements contained in this Amendment, and subject to the terms and conditions set forth in this Section 4 and the conditions precedent set forth in Section 5 below, and notwithstanding anything to the contrary in the Credit Agreement, the Lenders party hereto hereby consent to the consummation of the C&J Acquisition, the Exchange Transaction and the Change of Control Transaction (collectively, the “Specified Transactions”) and agree that, notwithstanding anything to the contrary in the Credit Agreement or any Loan Document, the consummation of the Specified Transactions shall not constitute a Default or Event of Default under the Credit Agreement or any other Loan Document. The consent granted herein is limited solely to the Specified Transactions, and nothing contained in this Amendment shall be deemed a consent to, or waiver of, any other action or inaction of any Loan Party or any other Person which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any provision of the Credit Agreement or any other Loan Document.
5.    Conditions to Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full (or written waiver by the Administrative Agent) of the following conditions precedent to the satisfaction of Administrative Agent and the Lenders (the “Amendment Effective Date”):
(a)    Delivery of Documents. Administrative Agent shall have received on or before the Amendment Effective Date the following, each dated the Amendment Effective Date, unless indicated otherwise:
(i)    this Amendment, duly executed by the Borrower, the Guarantors, Administrative Agent and the Super Majority Lenders;
(ii)    a Security Agreement Supplement (which will include a guaranty joinder) and any other security agreements specified by Administrative Agent, in each case, duly executed by C&J Entities;
(iii)    a copy of the fully executed C&J Acquisition Agreement and all material agreements, supplements and other documents executed in connection therewith, in each case, in form and substance satisfactory to the Administrative Agent;
(iv)    a copy of the fully executed Exchange Agreement (as defined in the C&J Acquisition Agreement), in form and substance satisfactory to the Administrative Agent;
(v)    a copy of the fully executed copy Bridge Note and all material agreements, supplements and other documents executed in connection therewith, in each case, in form and substance satisfactory to the Administrative Agent;

(vi)    a certificate, in form and substance reasonably satisfactory to Administrative Agent, from a Responsible Officer of each of the C&J Entities certifying and attaching, as applicable, (A) true and correct copies of such C&J Entity’s Organization Documents; (B) resolutions authorizing such C&J Entity to join the Loan Documents as Guarantors, authorizing the execution and delivery of this Amendment and the other transactions contemplated hereunder; (C) good standing certificates such C&J Entity, issued by its jurisdiction of organization; and (D) to the incumbency of each Person authorized to sign the Loan Documents on behalf of such C&J Entity;
(vii)    a certificate, in form and substance reasonably satisfactory to Administrative Agent, from a Responsible Officer of the Borrower certifying as to the representations and warranties set forth in Sections 6(a), (b) and (e);
(viii)    a certificate of each Loan Party certifying (A) that there has been no change to the Loan Parties’ Organization Documents since the Closing Date (or otherwise attaching such changed Organization Documents or resolutions) and (B) resolutions authorizing execution and delivery of this Amendment, the C&J Acquisition and the other transactions contemplated hereunder;
(ix)    good standing certificates of each Loan Party, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization;
(x)    a favorable written opinion of Thompson & Knight LLP, counsel to the Loan Parties addressed to the Administrative Agent and each Lender, with respect to this Amendment and adding the C&J Entities as Guarantors and debtors under the Security Agreement;
(xi)    a copy of the executed Release and Termination Agreements (as defined in the C&J Acquisition Agreement) or other evidence satisfactory to Administrative Agent that each of the C&J Entities has been released from any liability as a guarantor with respect to the Indebtedness arising under the credit agreements listed on Schedule 3.5 of the C&J Acquisition Agreement and all Liens granted by the C&J Entities with respect thereto have been released;
(xii)    UCC and Lien searches covering the C&J Entities showing that there are no Liens upon the Collateral owned by the C&J Entities, other than Liens permitted by Section 7.01 of the Credit Agreement;
(xiii)    proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement Supplement executed by the C&J Entities;
(xiv)    an updated Borrowing Base Certificate after giving effect to the C&J Acquisition and this Amendment; and
(xv)    satisfactory certificates of insurance for the C&J Entities naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies with respect to the assets of the C&J Entities that constitute Collateral;
(b)    Fees and Expenses. The Borrower shall have paid (i) a consent fee of $25,000 to each Lender executing this Amendment, which fee shall be non-refundable and fully earned and due and payable in cash on the date hereof, and (ii) all other fees and expenses to be paid to Administrative Agent pursuant to the Administrative Agent’s supplemental fee letter or incurred on or prior to the Amendment Effective Date that are required to be paid under the Loan Documents, including all accrued fees of Administrative Agent’s legal counsel.
6.    Representations and Warranties. The Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:
(a)    Representations and Warranties. After giving effect to this Amendment, the representations and warranties herein, in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date (except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).
(b)    No Default. No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(c)    Authorization, Etc. Each Loan Party is duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is a party. The execution, delivery and performance of the Loan Documents, as amended hereby, have been duly authorized by all necessary action, and do not (i) contravene the terms of any Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, under, or require any payment to be made under any Contractual Obligation to which a Loan Party is a party or affecting a Loan Party or the properties of a Loan Party or any of its Restricted Subsidiaries, except for conflicts, breaches or contraventions that could not reasonably be expected to result in a Material Adverse Effect, (iii) violate any Law or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which a Loan Party or its property is subject; or (iv) result in the creation or imposition of any Lien on any property of the Borrower or any Restricted Subsidiary except Liens created under the Loan Documents.
(d)    Enforceability of Loan Documents. This Amendment is, and each other Loan Document to which any Loan Party is a party, is, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(e)    Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document.

(f)    Indenture Compliance.  Neither the execution or performance of this Amendment, nor the consummation of any of the Specified Transactions, violates any of the terms of the Senior Notes Indenture, including Sections 3.2 and 3.3 thereof, or any of the other Senior Notes Documents.
7.    Continued Effectiveness of the Credit Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party, in each case, to the extent amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to the “Credit Agreement”, the “Agreement”, “thereto”, “thereof’, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to Administrative Agent, for the benefit of it and the Lenders, or to grant to Administrative Agent, for the benefit of it and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of the Credit Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
8.    No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
9.    No Representations by Administrative Agent or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Administrative Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.
10.    Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under any applicable Law or as Administrative Agent may reasonably request, in order to effect the purposes of this Amendment.
11.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)    UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD SELECT THE LAWS OF A DIFFERENT STATE EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
(d)    Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.
(e)    Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.
BORROWER:

BASIC ENERGY SERVICES, INC., a Delaware corporation

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

GUARANTORS:

Basic Energy Services GP, LLC
Basic Energy Services LP, LLC
Basic ESA, Inc.
SCH Disposal, L.L.C.
Taylor Industries, LLC
AGUA LIBRE HOLDCO LLC
AGUA LIBRE ASSET CO LLC
AGUA LIBRE MIDSTREAM LLC

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

Basic Energy Services, L.P.

By: Basic Energy Services GP, LLC,
its General Partner

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Mark Porter
Name:	Mark Porter
Title:	Senior Vice President

UBS AG, STAMFORD BRANCH, as a Lender and a L/C Issuer

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director

PNC BANK NATIONAL ASSOCIATION,
as a Lender and a L/C Issuer

By:	/s/ Thomas N. Tone
Name:	Thomas N. Tone
Title:	Vice President

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jerra Hayden
Name:	Jerra Hayden
Title:	Senior Vice President

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Maria Levy
Name:	Maria Levy
Title:	Vice President

By:	/s/ Michael L. Zion
Name:	Michael L. Zion
Title:	Vice President

Schedule 1

SCHEDULE 1.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Applicable Percentage
Bank of America, N.A.	$42,000,000.00	35.00000000%
PNC Bank National Association	$40,000,000.00	33.33333333%
UBS AG, Stamford Branch	$15,000,000.00	12.50000000%
Siemens Financial Services, Inc.	$15,000,000.00	12.50000000%
Texas Capital Bank, National Association	$8,000,000.00	6.66666667%
TOTAL	$120,000,000.00	100.000000000%

Schedule 2
EXHIBIT J
BORROWING BASE CERTIFICATE
[to be attached]

Basic Energy Services, Inc.		Date Prepared / Delivered
Current Begin Date
Current End Date
BORROWING BASE CERTIFICATE
Line
#	As of

1	Gross Accounts
2	Less: Total Ineligible Accounts
3	Eligible Accounts		$—
4	Accounts advance rate		85.00%
5	Accounts availability (Line 3 * Line 4)		$—

6	Gross Unbilled Accounts
7	Less: Total Ineligible Accounts
8	Eligible Unbilled Accounts		$—
9	Unbilled Accounts advance rate		80.00%
10	Unbilled Accounts availability (lesser of (Line 8 * Line 9) and $30,000)		$—

11	Total collateral availability (Line 5 + Line 10)		$—

12	Rent Reserve
13	Sales Tax Reserves
14	Share Repurchase Program
15	Dilution		$—

16	Total Availability Reserve		$—
17	Aggregate Commitments		$120,000
18	Borrowing Base (lesser of Line 15 and Line 16)		$—

Basic Energy Services, Inc., by its duly authorized officer signing below, hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and (b) each Borrower is in compliance with all terms and provisions contained in the Credit Agreement, dated as of 10/2/2018, among the Borrower and Bank of America, N.A., and the other Loan Documents (as defined in the Credit Agreement).

Authorized Officer: David Schorlemer		Title: Senior VP, CFO, Secretary & Treasurer
Authorized Signature:		Date:

Note: If this document is being transmitted electronically, the Borrower acknowledges that by entering the name of its duly authorized officer on the Certificate, that officer has reviewed the Certificate and affirmed the representations, warranties and certifications referenced above.